SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release (this "**Agreement**") is made between the following Parties on May 29th, 2018.

(1) Golden Matrix group, Inc., a Nevada corporation ("**GMGI**").
(2) LG Capital Funding, LLC, a New York Limited Liability Company (**"LG"**) located in New York.

(collectively, the "**Parties**" and each a "**Party**")

WHEREAS

1. A discussion has arisen between LG and GMGI in relation to a Convertible Redeemable Note, purchased by LG on July 9, 2014 (the "**Note**") in the amount of $75,000.00, originally dated November 1, 2013 (the "**Note**").

2. As a result of the above discussions regarding a payout of the said note, the Parties have agreed to enter into a settlement agreement.

3. Without prejudice to the rights of the respective Parties herein, the Parties desire settle all claims which were raised in or which could have been raised on such terms and conditions as contained herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. AGREED ACTIONS

a) GMGI will make one initial payment of $30,000 followed by four (4) equal monthly payments of $4,651.05, payable to "LG Capital Funding LLC., for a total of $48,604.19. Each installment payment must be received by LG by no later than the last business day of each month, without any grace period. In the event that GMGI fails to make any installment payment on a timely basis, LG shall provide GMGI with written notice of such failure, via email to brian@giantrevenue.com.
b) The initial payment of $30,000 shall be made within three (3) business days from the date of execution of this Agreement.
c) If all payments have not been received on or prior to September 30, 2018, then LG shall be released from this Agreement with all rights reserved.

2. MUTUAL GENERAL RELEASES

Upon full receipt of the full amounts specified herein, the Parties, on behalf of themselves, their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, hereby release and discharge the other Party, together with their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns and successors in interest, and all persons acting by, through, under or in concert with them, and each of them, from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, wages, medical costs, pain and suffering, mental anguish, emotional distress, expenses (including attorneys' fees and costs actually incurred), and punitive damages, of any nature whatsoever, known or unknown, which either Party has, or may have had, against the other Party, whether or not apparent or yet to be discovered, or which may hereafter develop, including but not limited to any acts or omissions related to or arising from the investments in GMGI made by LG via the Note.

This Agreement resolves any claim for relief that could have been alleged, no matter how characterized, including, without limitation, compensatory damages, damages for breach of contract, bad faith damages, reliance damages, liquidated damages, damages for humiliation and embarrassment, punitive damages, costs and attorney fees related to or arising from the investments in GMGI made by LG via the Note.

3. COVENANT NOT TO SUE

a) Upon full receipt of the amounts set forth herein, LG covenants and agree not to file any action, complaint, grievance or arbitration or to commence any other proceedings, administrative or judicial, against GMGI, or to cause any other person or entity acting on the LG' behalf, at their direction, for its benefit or in concert with it, relating to or arising out of the Discussions, the Note, except as may be required in order to enforce this Agreement or to obtain appropriate relief in the event of any breach or threatened breach of the terms of this Agreement.

b) GMGI covenants and agrees not to file any action, complaint, grievance or arbitration or to commence any other proceedings, administrative or judicial, against LG, or to cause any other person or entity acting on its behalf, at its direction, for its benefit or in concert with it to do the same, relating to or arising out of the Discussions, or the Note except as may be required in order to enforce this or to obtain appropriate relief in the event of any breach or threatened breach of the terms of this Agreement.

4. NO ADMISSION OF LIABILITY

Each Party acknowledges and agrees that this Agreement is a compromise of disputed claims and neither this Agreement, nor any consideration provided pursuant to this Agreement, shall be taken or construed to be an admission or concession by any Party of any kind with respect to any fact, liability, or fault.

5. NON-DISPARAGEMENT

The Parties, on behalf of themselves and their officers, directors, employees and agents, agree that they shall not make disparaging remarks about each other or each other's current and former officers, directors, employees, or agents. This paragraph shall not preclude the Parties from providing information to the extent required by law (including but not limited to GMGI's obligations under the federal securities laws) or in responding to any court order or subpoena, or to a request for information from, or in order to cooperate with, any governmental or regulatory agency in relation to the Parties' conduct in the Dispute as well as the subject matter in the Note and this Agreement. With respect to GMGI's obligations under the federal securities laws, the LG acknowledge that GMGI may file a Form 8-K regarding some or all of the agreements among the Parties.

7. PUBLICITY

Each Party specifically agrees not to issue any public statement concerning this subject matter that is inconsistent with the terms of this Agreement. This in no respect affects GMGI's ability

to satisfy its reporting obligations as a public company (including but not limited to GMGI's obligations under the federal securities laws).

8. AUTHORIZATION

The Parties represent and warrant that they have the full right, power, and authority, and to the extent applicable, have taken all necessary corporate action to obtain such authority, to enter into this Agreement and to perform the provisions hereof. Without limiting the generality of the foregoing, GMGI and LG hereby represent and warrant their entry into this Agreement and the performance of their obligations set forth herein were validly and unanimously approved by their respective boards of directors or other similar governing bodies in accordance with their respective charter documents and all applicable statutes and regulations.

9. CONSTRUCTION

This Agreement shall be construed as if the Parties jointly prepared it, and any uncertainty or ambiguity shall not be interpreted against any one Party.

10. ENTIRE AGREEMENT

This Agreement, including the exhibits hereto, is intended to be the final, complete, and exclusive statement regarding this subject matter, except for other agreements specifically referenced herein. Unless otherwise specifically provided for herein, this Agreement supersedes all other prior and contemporaneous agreements and statements pertaining to this subject matter, and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. This Agreement may not be modified except in writing executed by all Parties.

11. GOVERNING LAW

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the State of New York. Any and all claims brought pursuant to this Agreement shall be instituted in the federal or state courts sitting in Brooklyn, NY.

12. NO ASSIGNMENT

Each of the Parties warrants and represents to the other Parties as of the date of this Agreement that he, she or it has not heretofore assigned, encumbered, hypothecated or transferred, or purported to assign, encumber, hypothecate or transfer, to any other person or entity in any manner, including by way of subrogation, any claim, demand, right or cause of action released herein or relating thereto. Each of the Parties agrees to indemnify and hold the other Parties

harmless against any such claim, demand, right or suit, including attorneys' fees and costs, if any, incurred as a result of any breach of this Paragraph 12.

13. SEVERABILITY

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. COUNTERPARTS

This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties further agree that facsimile/email signatures shall be deemed a valid and binding execution of this Agreement.

15. RECITALS

The recitals contained herein are incorporated in and are a part of this Agreement, and (unlike headings) are not inserted as a matter of convenience or simply for reference.

The Parties have duly executed this Agreement as of the date first written above.

LG Capital Funding, LLC,
a New York limited liability company

By: ______________________
Name: Joseph Lerman
Title: Managing Member

Golden Matrix Group Inc.,
a Nevada corporation

By: ______________________
Name: Anthony Goodman
Title: CEO